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                                                                  EXHIBIT 10.10


                             JOINT VENTURE AGREEMENT

        This JOINT VENTURE AGREEMENT is made and entered into by and between the undersigned parties consisting of PERFORMANCE CAPITAL MANAGEMENT, a California Corporation (hereinafter sometimes referred to as "PERFORMANCE" OR "PCM") and PERFORMANCE ASSET MANAGEMENT FUND III, LTD., a California Limited Partnership, (hereinafter sometimes referred to as "PAMF III").

                                   WITNESSETH

        WHEREAS, PAMF III is a limited partnership formed for the purpose of generating income and cash flow from various retail contract assets acquired from lenders and other creditors and desires to develop and maintain a dedicated collections and servicing capacity to efficiently collect on such assets while also limiting the legal ability for such collection services; and

        WHEREAS, PERFORMANCE is a collections and servicing entity with the expertise to perform such services;

        THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

                     ARTICLE 1.1 FORMATION OF JOINT VENTURE

        SECTION 1.1 FORMATION OF JOINT VENTURE. PERFORMANCE and PAMF III hereby form a Joint Venture (the "Joint Venture" or "Venture") for the limited purposes and scope hereinafter set forth. The parties are sometimes referred to herein as the "Venturers," in the plural, and "Venturer," in the singular.

        SECTION 1.2 NAME OF JOINT VENTURE. The affairs of the Joint Venture shall be conducted solely under the name "PCM/PAMF III, J.V. Pool 21 " and such name shall be used at all times in connection with the Joint Venture's affairs. This Joint Venture shall be governed by and interpreted in accordance with the laws of the State of California.




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        SECTION 1.3 PURPOSE.  The purpose of this Joint Venture shall be to facilitate collections of charged off retail sales contracts and credit card contracts assets ("Contract Assets") purchased from various lenders, or sell, enforce, foreclose upon, and take any and all actions necessary, convenient or expedient to maximize income and other benefits to be derived by the Joint Venture in compliance with all applicable requirements of law. From time to time the Joint Venture shall also purchase from lenders and other sources cash flow generating Contract Assets in order to produce income for the Joint Venture. The Joint Venture shall not engage in any other business or economic activity nor acquire or own any type of property unrelated to the purposes set forth above except with the prior written approval of all Venturers.

        (b) No Venturer shall have any right or power to act for or assume any obligations or responsibility on behalf of any other Venturer for any purpose whatsoever and, except as otherwise expressly provided in this Agreement, neither Venturer shall be liable for the contracts or acts (of either omission or commission) of the other Venturer. It is not the purpose or intention of this Agreement to create, and this Agreement shall never be construed as creating, a general business partnerships or any other relationship except for the specific purpose set forth herein.

        SECTION 1.4 PLACE OF BUSINESS The principal office and place of business of the Joint Venture shall be: 15641 Red Hill, Suite 205, Tustin, CA 92680.

                      ARTICLE 2. MANAGEMENT OF THE VENTURE

        SECTION 2.1 MANAGEMENT. Except as otherwise provided herein, all matters relating to the policies and management of the Joint Venture and the conduct of business operation and affairs of the Joint Venture shall be determined by unanimous approval of the Venturers except to the extent, if any, that specific authority may from time to time be granted in writing by the Venturers to any employed personnel of the Joint Venture or any other party. Notwithstanding the foregoing, PERFORMANCE shall be authorized and empowered to take such actions and enter into such agreements on behalf of the Joint Venture as are more particularly described in




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Section 2.2, below. All persons and entities dealing with the Joint Venture with respect to such matters may rely on documents executed by PERFORMANCE alone in connection with such matters.

        SECTION 2.2 REPRESENTATIVES OF VENTURERS. In order to facilitate the management and operation of the Joint Venture, each Venturer shall designate a representative as the party authorized on behalf of such Venturer to make decisions with respect to the Joint Venture. Each other Venturer shall be entitled to rely upon the authority of such designated representative until informed in writing to the contrary by the other Venturer. The designated representative of PERFORMANCE shall be Vincent E. Galewick, and the designated representative of PAMF III shall be Vincent Galewick. Because of its specialized expertise in the purchase and collections of Contract Assets, the representatives of the Venturers designate PERFORMANCE:

               (1) To collect revenues due or to become due to the Venture and deposit such revenues in a bank clearing or trust account or bank accounts (as selected by the Venturers);

               (2) To exclusively assign accounts for collections to third parties including but not limited to, outside collection agencies and to hire attorneys from time to time to assist in such efforts. Further, in connection with the authority granted herein to PCM, PCM shall also have the right to assign, transfer, or convey a portion of its ownership interest in the Joint Venture to such third parties;

               (3) To make such contracts, if any, relating to the conduct of the business as they shall deem advisable;

               (4) To negotiate and deal with regulatory authorities relative to matters involving the business and affairs of the Joint Venture;

               (5) To prepare and deliver to each other Venturer periodic reports, not less frequently than monthly, showing results of operation of the Joint Venture for such period, including cash receipts of the Joint Venture and distribution of all funds of the Joint Venture; and

               (6) To take such other action, to make all other routine day-to-day decisions of the Joint Venture, and to perform such other services as are necessary, customary or appropriate for engaging in the economic


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                      activity constituting the purpose of the Joint Venture
                      referred to in Section 1.3 of this Agreement.

               (7) To borrow funds for the benefit of the Joint Venture and to secure such borrowing by granting security interests, assignments, pledges or to otherwise hypothecate the Contract Assets as security for such loans;

               (8) To sell, transfer, assign or otherwise liquidate all or any portion of the Contract Assets on such terms as PERFORMANCE, in its sole discretion, deems in the best interest of the Joint Venture; and

               (9) To admit additional joint ventures in exchange for contributions of cash, equity or other value to and for the benefit of the Joint Venture conditioned, however, upon such new venturer executing a written agreement to be bound by all of the terms hereof.

        SECTION 2.3 UNAUTHORIZED ACTS. If any Venturer purports to do any act on behalf of the Joint Venturer or to bind the Joint Venture other than in strict compliance with the terms of this Agreement, such Venturer shall be deemed to have breached this Agreement and, in addition to all other liabilities of such Venturer thereby resulting, such Venturer shall, at such Venturer's own cost and expense, indemnify and hold harmless the other Venturers and the Joint Venture from all claims, causes of action, costs, expenses, obligations and liabilities thereby arising.

                     ARTICLE 3. ACCOUNTING AND DISTRIBUTIONS

        SECTION 3.1 ACCOUNTING. The Joint Venture shall keep and maintain adequate books of account and other financial records on the cash basis, in accordance with generally accepted accounting principles to be consistently applied. Such books of account and other records shall be open to inspection by any Venturer at any time during reasonable business hours.

        SECTION 3.2 DISTRIBUTIONS. All "Distributable Funds" (as hereinafter defined) of the Joint Venture from time to time on hand shall be distributed as follows:

        (a) With respect to Distributable funds generated from payments collected under the Contract Assets, such Distributable Funds shall be distributed between the Joint




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               Venturers in the following ratio: 55% to PAMF III and 45% to
               PERFORMANCE.

        (b) With respect to Distributable Funds generated from the sale or other disposition of Contract Assets, such Distributable Funds shall be distributed between the Joint Ventures in the following ratio: 88% to PAMF III and 12% to PERFORMANCE.

        The term "Distributable Funds," as used herein, means the amount (if any) on any date, of cash collected on behalf of the Joint Venture less reasonable reserves, current expenses and expenses incurred but not yet disbursed.

        SECTION 3.3 ALLOCATION OF INCOME, CREDITS, DEDUCTIONS, GAINS AND LOSSES. For accounting and federal and state income tax purposes, all income, deductions, credits, gains and losses of the Joint Venture shall be allocated to the Venturers as of the last day of the relevant fiscal year with respect to which such allocation is to be made as follows:

        (a) With respect to items of income, credits, deductions, gains and losses generated from payments collected under the Contract Assets, such items shall be allocated between the Joint Venturers in the following ratio: 55% to PAMF III and 45% to PERFORMANCE.

        (b) With respect to items of income, credits, deductions, gains and losses generated from the sale or other disposition of Contract Assets, such items shall be distributed between the Joint Venturers in the following ratio: 88% to PAMF III and 12% to PERFORMANCE.

        SECTION 3.4   COMPENSATION TO ANY VENTURER.

        (a) Except as set forth in 3.4(b) and except as may hereafter be expressly authorized in writing by all of the Venturers, neither any Venturer, shall be entitled to receive, directly or indirectly, any compensation, commission or other payment from or on account of, or in connection with, the performance of any service for the Joint Venture, or be entitled to reimbursement for overhead costs or similar expenses relating to any service performed for the Joint Venture by such party.


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        (b) Subject to the provision of Article 2, PERFORMANCE hereby agrees to utilize its best reasonable efforts to collect all amounts owned to the Joint Venture by the obligers under the Contract Assets and to prepare monthly reports (in a form similar to the report attached hereto as Exhibit "B", which is attached hereto and made a part hereof for all purposes) detailing the cash receipts of the Joint Venture and the distribution of all funds of the Joint Venture. Notwithstanding anything to the contrary contained herein, PERFORMANCE shall be entitled to payment for all actual collection services provided to the Joint Venture (such as dunning letters, account loading, credit report inquiry, computerized account, etc.) so long as PERFORMANCE uses its best reasonable efforts to collect the amounts owing to the Joint Venture by the obligers under the Contract Assets, including, without limitation, arranging for employees of PERFORMANCE to collect such revenues. In addition, PERFORMANCE shall be entitled to reimbursement for actual expenses incurred in connection with the sale of any assets of the Joint Venture. On accounts referred for litigation or assigned to a third party collection entity, PERFORMANCE shall be entitled to an additional five (5%) percent of the total monthly revenues collected and received by the Joint Venture on such accounts as reimbursement for the additional costs and expenses incurred by PERFORMANCE in connection with such collection efforts and such amounts shall be in addition to actual expenses paid to attorneys and third party collection entities. The Joint Venture agrees to indemnify PERFORMANCE as provided in Article 7, below from all claims or causes of action arising out of PERFORMANCE's collection of or attempts to collect revenues on behalf of the Joint Venture. The Venturers acknowledge and understand that the Contract Assets consists of accounts charged off as uncollectible or bad debts by others and that it is expected that a large portion of the face amount of the Contract Assets will not and cannot be collected and that the acquisition price of the Contract Assets reflects the foregoing risk.


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                  ARTICLE 4. CAPITAL CONTRIBUTIONS; FORECLOSURE

        SECTION 4.1 CAPITAL CONTRIBUTIONS. The Venturers have contributed to the Joint Venture, as their respective original capital contributions, the credit card contracts shown on Exhibit "A" attached hereto, and, accordingly, the capital account of each respective Venturer has been credited with the amount of such particular Venturer's capital contribution and the Percentage Interests in the Venture thereby acquired by the various Venturers are as shown on Exhibit "A" attached hereto.

                             ARTICLE 5. ASSIGNMENTS

        SECTION 5.1 PROHIBITED ASSIGNMENTS. Except as otherwise provided, without the consent of all other Venturers, no interest in this Joint Venture or rights under this Agreement may be sold, assigned, transferred, mortgaged, encumbered, hypothecated, or disposed of in any manner; and except as so provided, any attempt to take any such action and any such purported sale, assignment, transfer, mortgage encumbrance, hypothecation or other disposition shall be void.

                                 ARTICLE 6. TERM

        SECTION 6.1 TERM. The Joint Venture and this Agreement shall remain in full force and effect from the date hereof until termination of the Venture in accordance with the provisions hereof. The Joint Venture shall terminate upon the earlier to occur of any of the following:

        (1)    December 31, 2006; or

        (2) The voluntary dissolution of the Joint Venture by the vote of the holders of a majority of the Percentage Interests in the Venture; or

        (3) The insolvency of any Venturer or the filing of a voluntary or involuntary petition under any Chapter of the United States Bankruptcy Code or any similar state statute naming an Venturer as debtor or any assignment for benefit of creditors by any Venturer.


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                           ARTICLE 7. INDEMNIFICATIONS

        SECTION 7.1 INDEMNIFICATION OF PERFORMANCE. The Joint Venture shall indemnify and defend PERFORMANCE, its agents, employees, affiliated entities and individuals, officers and directors (collectively referred to as PERFORMANCE in this Section) in connection with any threatened, pending, or completed action, lawsuit or proceeding including arbitration or other means of dispute resolution, against any and all costs, expenses (including attorneys fees), costs of investigation, fines, judgments, amounts paid in settlement, actually and reasonably incurred by PERFORMANCE in connection with such action, lawsuit or proceeding if in connection with the actions allegedly giving rise to the claims upon which the action, lawsuit or proceeding is based PERFORMANCE acted in good faith in a manner it reasonably believed to be in or not adverse to the best interest of the Joint Venture.

                               ARTICLE 8. GENERAL

        SECTION 8.1 NOTICES. Any and all notices permitted or required to be given under the terms of this Agreement shall be in writing and may be served by: (a) registered or certified mail, return receipt requested, postage prepaid, and addressed to the party to be notified at the appropriate address specified below; (b) delivering the same in person to such party, or by prepaid telegram, addressed to the party to be notified at said address; (c) delivery by Federal Express or other nationally recognized courier service, addressed to the party to be notified at such address; or (d) telecopy (provided that such telecopy is confirmed by mail or other delivery in the manner previously described). Notice given by certified mail as aforesaid shall be deemed given and received three
(3) days after mailing , whether or not actually received. Any notice given in any other above authorized manner shall be deemed received upon actual receipt; but shall also be deemed received upon attempted delivery if such delivery is not accepted. The addresses of the parties are as follows:

        If to PERFORMANCE:   Performance Capital Management
                             15641 Red Hill
                             Suite 205
                             Tustin, CA 92680
                             Telecopy: (714) 566-1234


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        If to PAMF III:      Performance Asset Management Fund III, Ltd.
                             4100 Newport Place
                             Suite 400
                             Newport Beach, CA 92660
                             Attention:  Vincent Galewick

        The addresses of any party may be changed by notice given in the manner provided in this Section.

        SECTION 8.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto relative to the formation, operation, governance and other aspects of the Joint Venture hereby formed. No variation, modification, or change of this Agreement shall be binding upon any party hereto unless set forth in a document duly executed by such party (or duly authorized agent of such party) and all other Venturers.

        SECTION 8.3 SEVERABILITY. If any provision of this Agreement or application thereof to any person of circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        SECTION 8.4 BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the undersigned parties and their respective successors and assigns. Whenever, in this instrument, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party, however, neither this Section nor any other portion of this Agreement shall be interpreted to constitute a consent to any assignments or transfer other than pursuant to and in accordance with the other provisions of this Agreement.

        SECTION 8.5 ATTORNEY'S FEES. If any party hereto commences an action, including arbitration or other form of dispute resolution, against any other party hereto to enforce any of the terms hereof or because of the breach by any party hereto of any of the terms hereof, the losing or defaulting party shall pay the prevailing party reasonable attorney's fees, costs and expenses incurred in connection with the prosection or defense of such action (whether by



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arbitration or in court of law), and in connection with any action to collect any judgment rendered thereunder.

        Executed in multiple counterparts, each of which shall have the force and effect of an original, this the 18th day of December, 1996 ("Effective Date")

PERFORMANCE

By:
           ------------------------------------
           Vincent E. Galewick, President
           Performance Capital Management

Address:   15641 Red Hill
           Suite 205
           Tustin, CA  92680
           Telephone:  (714)566-1212

PAMF III
By:
           Vincent Galewick, President
           Performance Asset Management Fund III
           Performance Development, Inc., General Partner

Address:   4100 Newport Place
           Suite 400
           Newport Beach, CA  92660
           Telephone: (714) 752-3535


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                                   EXHIBIT "A"



                                      ORIGINAL
                                      CAPITAL             PERCENTAGE
NAME OF VENTURER                    CONTRIBUTION           INTEREST
----------------                    ------------          ----------
PAMF III                            [$700,292.50]           [55%]


PCM                                 [$         0]           [45%]



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                                    EXHIBIT B

                     (FORM OF MONTHLY REPORT ON COLLECTIONS)



















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                                   SCHEDULE A

                          (SCHEDULE OF CONTRACT ASSETS)
















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